Exhibit 10.11
EXECUTIVE CHANGE OF CONTROL SEPARATION AGREEMENT
This Executive Change of Control Separation Agreement is entered into as of the [Day] day of [Month], 202[_], by and between AMETEK, Inc., a Delaware corporation (the “Company”), and [Name of Employee] (the “Employee”).
WHEREAS, the Employee is presently employed by the Company or an affiliate of the Company, as its [Title of Employee];
WHEREAS, the Company considers it essential to retain well qualified key management personnel, and, in this regard, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) recognizes that, as is the case with many publicly held corporations, the possibility of a Change of Control of the Company exists and the uncertainty and questions caused by this possibility may result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders;
WHEREAS, the Compensation Committee has determined that the Company should take appropriate steps to reinforce and encourage the continued attention and dedication of key members of the Company’s management to their assigned duties without distraction in the face of uncertainty arising from the possibility of a Change of Control of the Company, although no such change is now contemplated; and
WHEREAS, in order to induce the Employee to remain in the employ of the Company, the Company agrees that the Employee shall receive the compensation set forth in this Agreement if the Employee’s employment with the Company is terminated involuntarily without Cause or voluntarily for Good Reason during the two year-period beginning on the effective date of a Change of Control as a cushion against the financial and career impact on the Employee of any such Change of Control.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:
1.Definitions.
For all purposes of this Agreement, the following terms shall have the meanings specified in this Section 1 unless the context clearly otherwise requires:
(a)Agreement. “Agreement” shall mean this Executive Change of Control Separation Agreement entered into by and between the Company and the Employee.
(b)Annual Bonus. “Annual Bonus” shall mean the greatest of the following:
(1)the Employee’s target bonus for the fiscal year in which the Change of Control occurs;
(2)the Employee’s target bonus for the fiscal year in which the Employee’s Termination Date occurs;

(3)the average of the bonuses received by the Employee from the Company, its affiliates or subsidiaries for the two fiscal years of the Company ending immediately before the Change of Control; or
(4)the average of the bonuses received by the Employee from the Company, its affiliates or subsidiaries for the two fiscal years of the Company ending immediately before the Employee’s Termination Date.
The Employee’s target bonus shall be the Employee’s actual target bonus as determined under the Company’s annual bonus plan, except that, if the Change of Control or Termination Date (as applicable) occurs on or after January 1 and before July 1 in any given year, the Employee’s target bonus shall be calculated using the Employee’s annual base salary in effect on the date immediately preceding the effective date of the Change of Control or Termination Date, whichever is greater. Any target or actual bonus granted for a partial fiscal year shall be increased to an annualized amount. The Annual Bonus shall be determined as if any amounts actually deferred by the Employee under any plan of the Company, its subsidiaries or affiliates, including, but not limited to, the AMETEK, Inc. Deferred Compensation Plan or a plan qualified under Section 401(k) or 125 of the Code, were not deferred.
(c)Base Salary. “Base Salary” shall mean the greater of:
(1)the rate of annual base salary in effect on the last day of the fiscal year immediately preceding the effective date of the Change of Control or, if the Employee first became employed by the Company in the year of the Change of Control, the rate of annual base salary in effect on the Employee’s date of hire; or
(2)the rate of annual base salary in effect on the last day of the fiscal year immediately preceding the Employee’s Termination Date.
Base Salary shall include any amounts deferred by the Employee under any plan of the Company, its subsidiaries or affiliates, including, but not limited to, a plan qualified under Section 401(k) or 125 of the Code.
(d)Board. “Board” shall mean the Board of Directors of the Company.
(e)Cause. “Cause” shall mean (1) misappropriation of funds, (2) habitual insobriety in violation of Company policy or use of illegal substances, (3) conviction of a felony or a crime involving moral turpitude, or (4) gross negligence in the performance of duties that has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company.
(f)Change of Control. A “Change of Control” shall occur if:
(1)Any one person or more than one person acting as a group (as defined in Section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires ownership of stock of the Company that, together with the stock held by such person or group of persons, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if such person or group of persons is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company before this transfer of the Company’s stock, the acquisition of additional stock by the same person or persons acting as a group shall not be considered to cause a Change of Control of the Company; or
(2)Any one person or more than one person acting as a group (as defined in Section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group of persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company. However, if such person or group of persons is considered to own 30 percent or more of the total voting power of the stock of the Company before this acquisition, the acquisition of additional control or stock of the Company by the same person or group of persons shall not cause a Change of Control of the Company; or
(3)A majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or
(4)Any one person or more than one person acting as a group (as defined in Section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group of persons) assets from the Company that have a total gross fair market value equal to substantially all but in no event less than 40 percent of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change of Control under this Section 1(f)(4), if the assets are transferred to:
(i)A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(ii)An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;
(iii)A person or more than one Person acting as a group (as defined in Section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or
(iv)An entity, at least 50 percent of the total value or voting power of which is owned directly or indirectly, by a person or group of persons described in Section 1(f)(4)(iii), above.
For purposes of this Section 1(f), no acquisition, either directly or indirectly, by the Employee, the Employee’s affiliates and associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan shall constitute a Change in Control.

(g)Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.
(h)Company. “Company” shall mean AMETEK, Inc., a Delaware corporation.
(i)Compensation Committee. “Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the Company.
(j)Confidential Information. “Confidential Information” shall have the meaning given to that term under Section 11.
(k)Employee. “Employee” shall mean the person designated in the first paragraph of this Agreement.
(l)Excise Tax. “Excise Tax” shall have the meaning given to that term under Section 10(b)(1).
(m)Firm. “Firm” shall have the meaning given to that term under Section 10(b)(3).
(n)Good Reason Termination. “Good Reason Termination” shall mean a Termination of Employment initiated by the Employee upon one or more of the following occurrences:
(1)Any failure of the Company to comply with and satisfy any of the terms of this Agreement without the Employee’s express written consent;
(2)Any involuntary reduction of the authority, duties or responsibilities held by the Employee immediately prior to the Change of Control;
(3)Any involuntary reduction of the Employee’s total compensation from that in effect immediately prior to the Change of Control; or
(4)Any transfer of the Employee, without the Employee’s express written consent, to a location which is outside the Paoli, Pennsylvania area (or the general area in which the Employee’s principal place of business immediately preceding the Change of Control may be located at such time if other than Paoli, Pennsylvania) by more than fifty miles other than on a temporary basis (less than 6 months).
(o)Notice of Termination. “Notice of Termination” means a written notice which (1) indicates the specific provision in this Agreement relied upon, (2) briefly summarizes the facts and circumstances deemed to provide a basis for the Employee’s Termination of Employment under the provision so indicated, and (3) specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).
(p)Payment. “Payment” shall have the meaning given to that term under Section 10(a).
(q)Reduced Amount. “Reduced Amount” shall have the meaning given to that term under Section 10(b)(1).
(r)Termination Date. “Termination Date” shall mean the date specified in the Notice of Termination described in Section 2 or, if later, the date on which the Notice of Termination is deemed to be received (as provided in Section 16).

(s)Termination of Employment. “Termination of Employment” shall mean the termination of the Employee’s actual employment relationship with the Company and any of its subsidiaries, constituting a separation from service within the meaning of Section 409A of the Code, upon the Employee’s Termination Date and in accordance with the Notice of Termination provisions under Section 2.
2.Notice of Termination.
Any Termination of Employment following a Change of Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 16 hereof.
3.Severance Benefits Upon Termination of Employment Within Two Years After a Change of Control.
Subject to the provisions of Section 10 hereof, in the event of either the Employee’s involuntary Termination of Employment for any reason other than Cause or the Employee’s Good Reason Termination, in either event during the two-year period beginning on the effective date of a Change of Control:
(a)Cash Payment. The Company shall pay to the Employee a lump sum cash amount equal to [one][two][three] times the sum of the Employee’s Base Salary and Annual Bonus, subject to customary employment taxes and deductions. The payment shall be made on the 60th day after the Employee’s Termination Date, provided that if the Employee is a “specified employee” of the Company (within the meaning of Section 409A of the Code), the cash payment shall be paid on the first day of the seventh month following the Termination Date. The Employee shall forfeit the Employee’s right to the cash payment under this Section 3(a) if a general release (in a form acceptable to the Company and substantially consistent with the terms of this Agreement) is not executed by the Employee before or can still be revoked after the 60th day following the Employee’s Termination Date.
(b)Continued Health Coverage. The Company shall continue the Employee’s coverage under (or provide a tax equivalent monthly payment equal to the cost of) the Company’s health program, as in effect from time to time for other senior executives of the Company until the earliest of (1) the end of the second year following the year of the Change of Control, (2) the Employee’s eligibility for Medicare, (3) the Employee’s commencement of new employment where the Employee is eligible to participate in a health program without a pre-existing condition limitation, or (4) the Employee’s death. If the Company provides a tax equivalent monthly payment equal to the cost of the Company’s health program, (i) no payment shall affect the amount of monthly payments provided in any other calendar year, (ii) payments shall not be made later than the last day of the calendar year following the calendar year in which the Employee incurs the expense to which the monthly payment relates, and (iii) the right to the monthly payment shall not be subject to liquidation or exchange for any other benefit.
4.Other Payments.
The payments and benefits due under Section 3 hereof shall be in addition to and not in lieu of any payments or benefits due to the Employee under any retirement, compensation or welfare plan, policy or program of the Company, and its subsidiaries or affiliates, except that no other severance benefits shall be paid to the Employee under any Company- sponsored severance plan, program or arrangement.

5.Trust Fund.
Immediately before a Change of Control, the Company shall sponsor and fund an irrevocable trust pursuant to a trust agreement to hold assets to satisfy all of its obligations to the Employee under this Agreement. For this purpose, the trust shall be funded using the assumption that the Employee’s employment will be terminated when the Change of Control occurs, regardless of whether the Employee’s employment will be terminated on that date. Although such a trust is irrevocable, its assets shall be held for the payment of all of the Company’s general creditors in the event of insolvency and shall not be located or transferred outside the United States. No assets of the trust or the Company shall become restricted to provide benefits under this Agreement in connection with a change in the Company’s financial health.
6.Enforcement.
(a)If the Company shall fail or refuse to make payment of any amounts due the Employee under Sections 3(a) and 4 hereof within the respective time periods provided therein, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Section 3(a)or 4, as appropriate, until paid to the Employee, at the one-year LIBOR rate in effect at the close of business on the first business day immediately following the date on which such payment should have been made; provided that if the payments required under Section 4 are required to accrue earnings at a different rate pursuant to the terms of the documents governing those payments, the interest rate provided under those documents shall be used instead of the rate under this Section 6(a) with respect to those payments, and provided, further, that if no one-year LIBOR rate is in effect at the close of business on the first business day immediately following the date on which such payment should have been made, the Company shall substitute a comparable rate.
(b)It is the intent of the parties that the Employee not be required to incur any expenses associated with the enforcement of the Employee’s rights under this Agreement by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all reasonable expenses (including all attorneys’ fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement, provided that the Company will have no obligation to pay any such expenses, if in the case of a legal action brought by the Employee, the Company is successful in establishing with the court that the Employee’s action was frivolous or otherwise without any reasonable legal or factual basis.
7.No Mitigation.
The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise except as provided in Sections 4 and 10.
8.Non-exclusivity of Rights.
Except as provided under Section 4, nothing in this Agreement shall prevent or limit the Employee’s continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company, or any of its subsidiaries or affiliates, and for which the Employee may qualify.
9.No Set-Off.
The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others.
10.Section 280G.
(a)Notwithstanding anything to the contrary in this Agreement, in the event of a change in ownership or control under Section 280G of the Code, if it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the aggregate present value of the Payments under this Agreement shall be reduced (but not below zero) to the Reduced Amount (defined below) if the Company determines that the reduction will provide the Employee with a greater net after-tax benefit than would no reduction.  No reduction shall be made unless the reduction would provide the Employee with a greater net after-tax benefit.
(b)The determinations under Section 10(a) shall be made as follows:
(1)The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Payments under this Agreement or any applicable equity plan without causing any Payment under this Agreement to be subject to the Excise Tax (defined below), determined in accordance with Section 280G(d)(4) of the Code, by the Company in its sole discretion.  The term “Excise Tax” means the excise tax imposed under Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.
(2)Payments under this Agreement or otherwise shall be reduced on a nondiscretionary basis in such a way as to minimize the reduction in the economic value deliverable to the Employee.  Where more than one payment has the same value for this purpose and they are payable at different times, they will be reduced on a pro rata basis.
(3)All determinations to be made under this Section 10 shall be made by an independent certified public accounting firm or other service provider selected by the Company (the “Firm”).  Any such determination by the Firm shall be binding upon the Company and the Employee.  All of the fees and expenses of the Firm in performing the determinations referred to in this Section shall be borne by the Company.
11.Confidential Information.
(a)The Employee recognizes and acknowledges that, by reason of the Employee’s employment by and service to the Company, the Employee has had and will continue to have access to confidential information of the Company and its subsidiaries, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its subsidiaries and affiliates and other distributors, customers, clients, suppliers and others who have business dealings with the Company and its subsidiaries (“Confidential Information”). The Employee acknowledges that such Confidential Information is a valuable and unique asset and, subject to Section 11(b) below, covenants that the Employee will not, either during or after the Employee’s employment by the Company, disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the Board, unless such information is in the public domain through no fault of the Employee or except as may be required by law. Upon the Termination of Employment, the Employee will return all Confidential Information to the Company to the fullest extent possible. The provisions of this Section 11 shall survive the Employee’s Termination of Employment.
(b)Nothing in this Agreement restricts or prohibits the Employee from initiating communications directly with, responding to any inquiries from, providing testimony before, providing Confidential Information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a self-regulatory authority or a governmental, law enforcement, or regulatory authority, including without limitation the Securities and Exchange Commission, the Department of Justice, the Equal Employment Opportunity Commission, any other self-regulatory organization or any other governmental, law enforcement, or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation.  The Employee is not required to advise or seek permission from the Company before engaging in any such activity protected by this paragraph.  Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. Further, nothing herein is intended to limit the exercise of the Employee’s rights under Section 7 of the National Labor Relations Act, including communicating with others regarding the terms and conditions of the Employee’s employment.
12.Equitable Relief.
(a)The Employee acknowledges that the restrictions contained in Section 11 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company. The Employee further represents and acknowledges that (1) the Employee has been advised by the Company to consult the Employee’s own legal counsel in respect of this Agreement and (2) that the Employee has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with the Employee’s counsel.
(b)The Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Section 11 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.
(c)The Employee irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of Section 11 hereof, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief or other equitable relief, may be brought in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Chester County, Pennsylvania, (2) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (3) waives any objection which the Employee may have to the laying of venue of any such suit, action or proceeding in any such court. The Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 16 hereof.
(d)The provisions of this Section 12 shall survive the Employee’s Termination of Employment.
13.Taxes.
Any payment required under this Agreement shall be subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements. This Agreement is intended to comply with Section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code, to the extent applicable. For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Employee, directly or indirectly, designate the calendar year of a payment. Notwithstanding the foregoing, no representations are made with respect to compliance with Section 409A of the Code, and the Employee shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement, including any taxation under Section 409A of the Code.
14.Term of Agreement.
The term of this Agreement, while the Employee continues in employment with the Company, shall be for three years from the date hereof and shall be renewed automatically for successive one year periods thereafter unless terminated at the end of any such period by the Compensation Committee; provided, however, that (a) any termination of this Agreement by the Compensation Committee shall be ineffective if a Change of Control occurs within six months after the effective date of the termination; (b) after a Change of Control, this Agreement shall remain in effect for at least 24 months and, thereafter, until all of the obligations of the parties hereunder are satisfied or have expired, (c) the provisions of Sections 11 and 12 of this Agreement shall survive any termination of this Agreement or the Employee’s Termination of Employment, and (d) this Agreement shall terminate if, prior to a Change of Control, the employment of the Employee with the Company is terminated.
15.Successor Company.
The Company shall require any successor or successors (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to notify the Employee in writing as to such successorship, to provide the Employee the opportunity to review and agree to the successor’s assumption of this Agreement or to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.
16.Notice.
All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, to the address maintained for the Employee on the Company’s personnel records or to the Company at its principal business address. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.
17.Governing Law.
This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions; provided, however, that the parties’ agreement to arbitrate, as delineated in Section 23 of this Agreement, shall be governed by the Federal Arbitration Act, 9 U.S.C. 1 et seq. Additionally, the Employee and the Company, or its successors or assigns, hereby consent to personal jurisdiction in the state and federal courts of the Commonwealth of Pennsylvania for any disputes arising under or related to this Agreement that are not otherwise subject to arbitration.
18.Contents of Agreement, Amendment and Assignment.
This Agreement supersedes all prior agreements, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated without the approval of the Compensation Committee, and only upon written amendment executed by the Employee and the Company.
19.No Right to Continued Employment.
Nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company.
20.Successors and Assigns.
All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Company hereunder shall not be assignable in whole or in part without the consent of the other party except as expressly provided herein. Notwithstanding the preceding sentence, the Company may recognize a domestic relations order in accordance with procedures that it may establish for this purpose.
21.Severability.
If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application. In addition, if any provision of the Agreement shall be found to violate Section 409A of the Code or otherwise result in benefits under the Agreement being subject to income tax prior to distribution, such provision shall be void and unenforceable, and the Agreement shall be administered without regard to such provision.
22.No Waiver.
No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof.
23.Arbitration.
In the event of any dispute under the provisions of this Agreement other than a dispute in which the sole relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in Philadelphia, Pennsylvania, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before one arbitrator who shall be an executive officer or former executive officer of a publicly traded corporation, selected by the parties. Any award entered by the arbitrator shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrator shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. The Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrator and any expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses).

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

ATTEST: [Name of Employee] Witness	AMETEK, INC. By [Name] [Title]